Exhibit 9
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                             Joint Filing Agreement
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         In accordance with Rule 13d-1(k) promulgated under the Securities
Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Class A Common Stock, $0.01 par value, of XM Satellite Radio Holdings Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:   July 8, 2002

                              AEA XM INVESTORS INC.

                              By:    /s/  Christine J. Smith
                                  --------------------------------
                                  Name:   Christine J. Smith
                                  Title:  Vice President

                              AEA XM INVESTORS  I LLC

                              By:  XM INVESTORS I LP, its managing member
                              By:  AEA  XM INVESTORS INC., its general partner

                                  By:    /s/  Christine J. Smith
                                      ----------------------------
                                      Name: Christine J. Smith
                                      Title: Vice President


                              AEA XM INVESTORS  II LLC
                              By:  XM INVESTORS II LP, its managing member
                              By:  AEA XM INVESTORS INC., its general partner

                                  By:    /s/  Christine J. Smith
                                      ----------------------------
                                      Name: Christine J. Smith
                                      Title: Vice President